  Exhibit 99.1

Denver, Colorado

NEW AGE BEVERAGES CORPORATION APPOINTS JOHN C. PRICE
AS NEW CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

DENVER, COLORADO, AUGUST 15, 2018 – NEW AGE BEVERAGES CORPORATION (NASDAQ: NBEV), the Colorado-based organic and natural healthy functional beverage company intending to become the world’s leading healthy beverage company, today announced that John Price is joining the healthy beverage leader as its new Chief Financial and Administrative Officer, effective August 15, 2018. Price joins New Age from Alliance MMA, where he was President and Chief Financial Officer. Price brings with him an extensive background in corporate finance, financial planning and analysis, M&A, treasury, international tax, strategic planning, risk management, treasury, human resources and information technology.

Brent Willis, Chief Executive Officer of New Age Beverages commented, “We are pleased to welcome John to our team and believe he will have an immediate impact in both financial and overall leadership at New Age. He joins us at an ideal time just after establishing our new line of credit, and will lead our focus on cost controls, deployment of capital to generate the highest return for shareholders, and optimization of the balance sheet and overall business to generate superior, sustainable, and profitable organic growth.”

Price brings more than 20 years of finance and administration experience to his role at New Age. He began his career at Ernst & Young as a CPA, followed by finance positions in the Silicon Valley at Tessera Technologies, GCT Semiconductor, and Opera Software. More recently Price served as CFO of Denver-based MusclePharm and Alliance MMA. Price holds a Bachelor of Science from the Pennsylvania State University.

“I can’t imagine a more opportune time to join New Age,” Price said. “Brent and his team are making history with the New Age healthy beverage platform, and I am excited to be part of the early stages of the such a market transformative company. Like many small companies, New Age recently faced some short term financing roadblocks. Now solved, I believe their potential to deliver industry leading growth and profitability is unobstructed.”

Price will lead New Age’s finance and accounting operations, human resources, investor relations, and information technology and will report to CEO, Brent Willis. Price will succeed Chuck Ence, who assumed the role of CFO following the acquisition of XingTea and served as CFO at New Age since 2016. Ence will remain with New Age and report to Price as Vice President of Finance and Corporate Controller.

Denver, Colorado

About New Age Beverages Corporation (NASDAQ: NBEV)
New Age Beverages Corporation is a Colorado-based healthy functional beverage company that was created in 2016 and 2017 with the combination of Búcha Live Kombucha®, XingTea®, Coco-Libre®, and Marley®, to create a one-stop-shop solution for retailers and distributors providing healthier beverages in the disruptive growth segments of the $1 trillion-dollar non-alcoholic beverage industry. In that period, New Age has become the 56th largest beverage company, one of the largest healthy beverage companies, and the fastest growing in the world over the past two years. New Age competes Ready to Drink (RTD) Tea, RTD Coffee, Kombucha, Energy Drinks, Relaxation Drinks, Coconut Waters, Functional Waters, and Rehydration Beverages with the brands Búcha Live Kombucha, Xing, Marley, Coco-Libre, Aspen Pure, and ‘nhanced. The Company’s brands are sold across all 50 states within the US and in more than 50 countries internationally across all channels via direct and store door distribution systems. The company operates the websites www.newagebev.com, www.newagehealth.us, www.mybucha.com, www.xingtea.com, www.aspenpure.com, www.drinkmarley.com,  www.cocolibre.com, and https://shop.newagebev.com.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverage’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company's filings with the Securities and Exchange Commission might affect the Company’s operations. Unless required by applicable law, NBEV undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Cody Slach, Liolios Group, Inc.
Investor Relations Counsel
Tel 949-574-3860
NBEV@Liolios.com

New Age Beverages Corporation
John Price, CFO
303-289-8655
JPrice@NewAgeBev.com